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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation and to the incorporation by reference therein of our reports dated May 14, 2003, with respect to the consolidated financial statements of Centex Corporation and the combined financial statements and schedule of 3333 Holding Corporation and Centex Development Company, L.P. included in their Joint Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young


Dallas, Texas
August 5, 2003